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                                                                     EXHIBIT 4.3

                             CERTIFICATE OF TRUST

                                      OF

                         FRONT RANGE CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST OF FRONT RANGE CAPITAL TRUST I (the "Trust") is being duly executed and filed by the undersigned Trustees on behalf of the Trust to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust being formed is Front Range Capital Trust I.

         2. Delaware Trustee. The name and business address of the Trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                         Wilmington Trust Company
                         ATTN: Corporate Trust Administration
                         Rodney Square North
                         1100 North Market Street
                         Wilmington, Delaware 19890

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                WILMINGTON TRUST COMPANY,
                                not in its individual capacity, but solely as Trustee

                                By:  /s/ James P. Lawler
                                     -------------------------------------------
                                         Name:  James P. Lawler
                                         Title: Vice President

                                ROBERT L. BEAUPREZ, not in his individual capacity, but solely as Administrative Trustee

                                /s/ Robert L. Beauprez
                                ------------------------------------------------



                                WILLIAM A. MITCHELL, not in his individual capacity, but solely as Administrative Trustee

                                /s/ William A. Mitchell
                                ------------------------------------------------



                                ALICE M. BIER, not in her individual capacity, but solely as Administrative Trustee

                                /s/ Alice M. Bier
                                ------------------------------------------------